SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (“Agreement”) made as of this 16th day of January, 2008 for the benefit of Asia Special Situation Acquisition Corp., a Cayman Islands corporation (the “Company”), having its principal place of business at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, by the persons or entities listed on the signature page hereto under the heading “Subscriber” (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 5,725,000 warrants (the “Warrants”) of the Company for a purchase price of $1.00 per Warrant. Each Warrant is exercisable to purchase one Ordinary Share at an exercise price of $7.50 per share (the “Warrant Exercise Price”) during the period commencing on the later of: (i) one year from the date of the prospectus relating to the Company’s IPO (as defined below), or (ii) the completion of a Business Combination (as defined below), and expiring on the fourth anniversary of the date of the prospectus relating to the Company’s IPO (as defined below).

WHEREAS, each Subscriber wishes to purchase the number of Warrants set forth opposite his name on Schedule A attached hereto, and the Company wishes to accept such subscriptions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Subscriber, severally and not jointly, hereby agree as follows:

1. Agreement to Subscribe.

1.1. Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, the Subscribers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date (as defined below), the number of Warrants indicated on Schedule A hereto by the caption, “Number of Warrants Being Purchased.” The aggregate purchase price for such Subscribers’ Warrants (the “Purchase Price”) is indicated on Schedule A hereto by the caption, “Aggregate Purchase Price Paid.”

1.2. Delivery of the Purchase Price. Upon execution of this Agreement, each of the undersigned is hereby bound to fulfill his obligations hereunder and hereby irrevocably commits to deliver into a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, acting as Trustee, on the date of Closing (as hereinafter defined), the Purchase Price in immediately available funds by certified bank check, wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, at the Closing.

1.3. Closing. The closing (the “Closing”) of the Offering shall take place at the offices of the Company at least one (1) business day prior to the effective date of the registration statement pursuant to which the Company proposes to register its initial public offering (the “IPO”) of 10,000,000 units consisting of Ordinary Shares and Warrants (the “Closing Date”).

2. Representations and Warranties of the Subscriber.

Each Subscriber, severally and not jointly, represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Warrants or the Ordinary Shares underlying the Warrants (the “Warrant Shares” and, collectively with the Warrants, the “Securities”).

2.2. Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.3. Intent. The Subscriber is purchasing the Warrants solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution thereof and the Subscriber has no present arrangement to sell the securities to or through any person or entity.

2.4. Restrictions on Transfer. The Subscriber understands the Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (C) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another exemption from registration, the Subscriber agrees that it will not resell the securities constituting the Subscriber’s Warrants The Subscriber explicitly understands and acknowledges that the Securities and Exchange Commission (the “SEC”) has taken the position that the Subscriber is considered a promoter under the Securities Act and that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 promulgated under the Securities Act would not be available for the resale of the Securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

2.5. Sophisticated Investor.

(i) The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) The Subscriber is able to bear the economic risk of his investment in the Securities for an indefinite period of time because none of the Securities have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.6. Independent Investigation. The Subscriber, in making the decision to purchase the Warrants, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Warrants and has had full access to such other information concerning the Company as the Subscriber has requested.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.

2.8. No Legal Advice from Company. The Subscriber acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations by the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9. Reliance on Representations and Warranties. The Subscriber understands that the Warrants are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10. No Advertisements. The undersigned is not subscribing for the Warrants as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.11. Legend. The Subscriber acknowledges and agrees that the certificates evidencing the Warrants and the Warrant Shares shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) in accordance with the provisions of Regulation S promulgated under the Securities Act, (ii) pursuant to an effective registration statement covering these securities under the Securities Act or (iii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for this Company, is available.

3.  Representations and Warranties of the Company.

The Company represents and warrants to each Subscriber that:

3.1.  Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 50,000,000 Ordinary Shares and 1,000,000 shares of Preferred Stock. As of the date hereof, the Company has 2,500,000 Ordinary Shares and zero (0) shares of Preferred Stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2.  Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3.  Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants and the underlying securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated herein do not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Ordinary Shares in accordance with the terms hereof.

4. Legends; Denominations.

4.1.  Legend. The Company will issue the Warrants, and, when issued, the Warrant Shares, purchased by the Subscribers will be in the name of each Subscriber and in such denominations to be specified by each Subscriber prior to the Closing. The Warrants and Warrant Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SECURITIES ACT OR (C) PURSUANT TO ANY OTHER EXEMPTIONS FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.2.  Subscriber’s Compliance. Nothing in this Section 4 shall in any way affect the Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3.  Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Warrants or the Warrant Shares if, in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5. Escrow. Upon consummation of the IPO, the holders of the Warrants shall enter into a securities escrow agreement with Continental Stock Transfer & Trust Company, whereby the Warrants shall be held in escrow until the earlier of (i) one year after the consummation of a Business Combination (as defined below) or (ii) liquidation of the Company. As used herein, a “Business Combination” shall mean a capital stock exchange, asset acquisition, stock purchase or other similar transaction with one or more target businesses that are located in or providing products or services to customers located in Asia.

6. Lock-Up. The Subscribers, and their designees which specifically include Angela Ho and Noble Investment Fund Ltd., shall not sell, assign, hypothecate or transfer any of the Securities until the consummation of a Business Combination except (i) by gift to a member of Subscriber’s immediate family or to a trust or other entity, the beneficiary of which is Subscriber or a member of Subscriber’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Subscriber, or (iii) pursuant to a qualified domestic relations order; provided however, that no such sale, assignment, hypothecation or transfer may be effected unless, in each case, it is made in accordance with transfer restrictions set forth in Regulation D and the Securities Act.

7.  Waiver of Liquidation Distributions. In connection with the Securities purchased pursuant to this Agreement or prior to the private placement, the Subscribers hereby waive any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company if a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, if a Subscriber purchases Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company. In no event will a Subscriber have the right to exercise any Warrants prior to the later of: (i) one year from the date of the prospectus relating to the Company’s IPO, and (ii) the consummation of a Business Combination. If the holders of the warrants included in the Units sold in the Company's IPO are not exercisable because of the Company's failure to have an effective registration statement covering the resale of the Company's ordinary shares issuable upon exercise of the warrants, the Subscriber, or any subsequent holder of the Warrants, shall not be entitled to exercise the Warrants until there is an effective registration statement as described above.

8.  Forfeiture of Warrants.

8.1. Failure to Consummate a Business Combination. Subject to the affirmative vote or consent of the holders of 95% of the Company’s outstanding Ordinary Shares to amend the Company’s amended and restated memorandum and articles of association, the Warrants shall be forfeited to the Company if the Company does not consummate a Business Combination within 18 months after consummation of the IPO, or within 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the IPO and the Business Combination has not yet been consummated within such 18 month time period.

8.2. Termination of Rights as holder; Escrow. If the Warrants are forfeited in accordance with this Section 8, then after such time, the Subscribers (or successor-in-interest thereto), shall no longer have any rights as a holder of such Warrants, and the Company shall take such action as is appropriate to cancel such Warrants. To effectuate the foregoing, all certificates representing the Warrants shall be held in escrow as provided in Section 5 hereof. In addition, the Subscribers hereby irrevocably grant the Company a limited power of attorney for the purpose of effectuating the foregoing.

9. Rescission Right Waiver and Indemnification.

9.1.  Each of the Subscribers understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Warrants. In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the Subscribers may have a right to rescind their purchases of the Warrants. In order to facilitate the completion of the Offering and to protect the Company, its stockholders and the trust account from claims that may adversely affect the Company or the interests of its stockholders, each of the Subscribers hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his or its purchase of the Warrants. Each of the Subscribers acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Warrants to the Subscribers. Each Subscriber agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

9.2. Each Subscriber agrees not to seek recourse against the trust account for any reason whatsoever in connection with his purchase of the Warrants or any Claim that may arise now or in the future.

9.3. Each Subscriber acknowledges and agrees that the stockholders of the Company and Maxim Group LLC are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

9.4.  Each Subscriber agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, each Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10. Terms of the Warrant. The Warrants are similar to the warrants included in the units offered in the IPO, except that: (i) they are not being registered in the Registration Statement; (ii) they are not transferable until the consummation of a Business Combination; and (iii) they are not redeemable so long as they are held by the initial holder thereof (or any of their permitted transferees); and (iv) they may be exercised on a “cashless” basis so long as they are held by the initial holder thereof (or any of their permitted transferees). The Warrant Shares will be granted certain registration rights. In no event will the Company be required to net cash settle the Warrant exercise.

11. Voting of Shares. Each Subscriber agrees to vote the Ordinary Shares owned by him immediately before this private placement in accordance with the majority of the Ordinary Shares voted by the public stockholders. Each Subscriber further agrees to vote the Ordinary Shares acquired in the IPO or the aftermarket in favor of a Business Combination that the Company negotiates and presents for approval to the Company’s stockholders.

12.  Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands for agreements made and to be wholly performed within such country. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

13. Assignment; Entire Agreement; Amendment.

13.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Subscriber to a person agreeing to be bound by the terms hereof.

13.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

13.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

13.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to each of their respective heirs, legal representatives, successors and permitted assigns.

14. Notices; Indemnity.

14.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

14.2 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

16. Survival; Severability.

16.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

16.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

17. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

This subscription is accepted by the Company on the 16th day of January, 2008.

ASIA SPECIAL SITUATION ACQUISITION CORP.

By:	/s/ Gary T. Hirst
By: Dr. Gary T. Hirst
Title: President

SUBSCRIBERS

HO CAPITAL MANAGEMENT LLC

By:	/s/ Angela Ho
By: Angela Ho
Title: Sole Manager

SCHEDULE A

Name of Subscriber	Number of Warrants Purchased	Total Purchase Price Paid
Ho Capital Management LLC	5,725,000	$5,725,000